UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-38115	82-1038121
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2024, The Simply Good Foods Company (the “Company”) announced the appointment of Mike Clawson as its new Chief Customer Officer, effective October 14, 2024. Mr. Clawson has 25 years of consumer packaged goods (CPG) experience, and most recently served as the General Manager of the nearly $1 billion Meals Business Unit at Del Monte Foods, Inc., where he had full P&L responsibility across multiple business segments, including Marketing, Operations, and Finance. Prior to this current role, Mr. Clawson led the Walmart Inc. sales customer team and the International business. Earlier in his career Mr. Clawson led the sales organization for the Del Monte Foods $1.7 billion U.S. Retail business. Mr. Clawson will report directly to Geoff E. Tanner, the Company’s President and Chief Executive Officer.

Also effective October 14, 2024, Jill M. Short, the Company’s current Chief Customer Officer and a named executive officer of the Company, will transition to a strategic advisory role for the Company and will continue to report to Mr. Tanner until her departure on November 30, 2024.

In connection with her departure, Ms. Short will receive the benefits she is entitled to under the Company's Second Amended and Restated Executive Severance Plan. In addition, the Compensation Committee of the Board of Directors of the Company determined to accelerate the vesting of 4,363 time-based Restricted Stock Units and 7,359 Performance Stock Units previously granted to Ms. Short to November 30, 2024. The shares of Company common stock issuable pursuant to these awards (if any, with respect to the Performance Stock Units) will be issued to Ms. Short in accordance with each respective award’s original vesting date.

Item 7.01 Regulation FD Disclosure.

On September 9, 2024, in the Company’s press release announcing the appointment of Mr. Clawson as its new Chief Customer Officer, effective October 14, 2024, Mr. Tanner was quoted indicating the Company is tracking to its full year fiscal 2024 financial objectives.

The Company provided a detailed update of its full fiscal year 2024 outlook in its fiscal third quarter 2024 earnings release on June 27, 2024. The Company expects to report the financial results for its fiscal fourth quarter 2024 and full year fiscal 2024, both of which ended August 31, 2024, at the end of October 2024.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement unless specifically identified therein as being incorporated by reference therein.

Certain statements made in Exhibit 99.1 are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties relate to, among other things, the risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 9, 2024	By:	/s/ Shaun P. Mara
		Name:	Shaun P. Mara
		Title:	Chief Financial Officer
(Principal Financial Officer)